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                                                                    Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Joint Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Santa Fe Energy Resources, Inc. of our report dated February 23, 1998 appearing on page 32 of Santa Fe Energy Resources, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Joint Proxy Statement/Prospectus.

/S/ PRICEWATERHOUSECOOPERS LLP

Houston, Texas
February 2, 1999